                                                                    Exhibit 4.3

                    Providence and Worcester Railroad Company
                   All Star/Anniversary Safety Incentive Plan

     This Providence and Worcester Railroad Company All Star/Anniversary  Safety
Incentive  Plan (the "Plan") is adopted by  Providence  and  Worcester  Railroad
Company  (the  "Company")  for the purpose of  advancing  the  interests  of the
Company by providing compensation to participating employees for the achievement of outstanding safety records.

     1.   Definitions.  For purposes of this Plan,  the  following  terms shall have the meanings set forth below:

          "Administrator"  means the  person(s)  appointed  by the  Compensation
     Committee  of the Board to  administer  the Plan as provided in Paragraph 2 hereof.

          "Board"  means the Board of  Directors  of  Providence  and  Worcester
     Railroad Company.

          "Common Shares" means shares of the Company's  common stock,  $.50 par value per share.

          "Company" means  Providence and Worcester  Railroad  Company,  a Rhode
     Island corporation.

          "Effective Date" means January 1, 2004.

          "Injury" means a reportable injury according to the regulations of the
     Federal Railroad Administration.

          "Participant"   means  an  employee  who  meets  the  requirements  of
     eligibility described in Paragraph 3 hereof.

          "Plan Year" means the calendar year.

          "Stock  Bonus" means a bonus paid pursuant to the terms of the Plan in the form of the Company's Common Stock.

          "Team" means the American League Team and/or the National League Team,
     as applicable, as described in Paragraph 5 hereof.

     2.   Administration.   The  Plan  shall  be   administered   by  the
          Administrator.   The  Administrator  may  establish,  subject  to  the
          provisions  of the  Plan,  such  rules  and  regulations  as it  deems necessary  for the proper  administration  of the Plan,  and make such determinations  and take such  actions in  connection  therewith or in relation with the Plan as it deems necessary or advisable,  consistent with the Plan.

     3.   Eligibility  and  Participation.  Any person who is employed by the Company under the terms of a collective  bargaining  agreement and any other employee as determined by the Company's Safety Director,  in his or her sole discretion, shall participate in the Plan.

     4.   Stock  Bonus  Awards.  The  Company  shall  make  Stock  Bonus  awards annually.  Participants  in the Plan shall  receive Stock Bonus awards from the Company as they become eligible in accordance with Paragraphs
          5 and 6 hereof.

     5.   All Star Safety  Awards.  The  American  League Team shall  consist of
          Company employees who are members of the United  Transportation  Union and Transportation  Communications  International  Union. The National
          League Team will consist of Company  employees  who are members of the
          Brotherhood of Railroad Signalmen. Management employees of the Company shall not be eligible to participate. The All Star program shall begin on January 1st of each year.  For each  calendar  quarter  that a Team goes without an Injury,  each Team member will accrue a possible  five
          (5) Common  Shares.  For any calendar  quarter for which a Team has an
          Injury,  Team members will not accrue any possible shares.  At the end of each Plan Year, the members of the Team that has the fewer Injuries will be awarded  their accrued  shares (if any),  plus an additional 5 shares per Team  member (the  "Winner's  Bonus") for being the winning
          Team.  If both Teams have the same number of Injuries,  the members of the Team with the fewest lost time days  resulting  from such Injuries shall be awarded their accrued shares plus the Winner's Bonus. If both
          Teams end the Plan Year with no Injuries,  the accrued shares plus the
          Winner's Bonus shall be awarded to all members of both Teams.

     6.   Anniversary  Safety  Awards.  During any Plan Year, a Participant  who
          shall have or will have completed the numbers of continuous Plan Years without an Injury as set forth  below  shall be awarded  the number of
          Common Shares applicable to such anniversary as set forth below.

         1 year            10 Common Shares
         5 years           25 Common Shares
         10 years          50 Common Shares
         15 years          65 Common Shares
         20 years          80 Common Shares
         25 years          100 Common Shares
         30 years          120 Common Shares
         35 years          140 Common Shares
         40 years          160 Common Shares
         45 years          180 Common Shares
         50 years          200 Common Shares

     7.   Plan Awards.

          (a)  As promptly as  practicable  after the end of each Plan Year, the
               Company will cause the Common Shares awarded to each  Participant eligible in  accordance  with  Paragraphs 5 and/or 6 hereof to be registered in the name of such Participant, or if the Participant so directs  by written  notice to the  Treasurer  of the  Company prior  to  the  end  of  such  Plan  Year,  in  the  name  of the
               Participant and one such other person as may be designated by the
               Participant,  as joint tenants with rights of  survivorship or as tenants by the entireties,  to the extent permitted by applicable law. A Participant shall have all of the rights and privileges of a shareholder with respect to all Common Shares registered in the
               Participant's  name,   subject,   however,  to  the  restrictions
               described in subparagraph (b) below.

          (b)  Common Shares awarded to any Participant pursuant to the Plan may not be sold, exchanged,  transferred,  pledged,  hypothecated, or otherwise  disposed of by the  Participant  for a period of three years  after the date of such  award,  other  than by will or the laws of descent and distribution.

          (c)  No  certificates  for  Common  Shares  will  be  delivered  to  a
               Participant until the expiration of the restrictions described in subparagraph  (b) above.  Upon written request of the Participant at any  time  after  the  expiration  of such  restrictions,  the
               Company  shall  deliver  to the  Participant  stock  certificates representing the Common Shares registered in his or her name.

     8.   Shares  Subject  to the Plan.  The  Common  Shares  to be  issued  and delivered to the Company pursuant to the Plan may be either authorized but unissued shares or treasury  shares of the Company.  The aggregate number of Common  Shares of the Company  which may be issued under the
          Plan  shall  not  exceed  25,000  shares;  subject,  however,  to  the adjustment  provided  in  Paragraph  10 hereof,  in the event of stock dividends,  exchanges  of  shares  or the  like  occurring  after  the
          Effective Date of the Plan.

     9.   Compliance with Securities  Laws.  Common Shares issued by the Company pursuant  to this  Plan  shall  be  granted  and  issued  only in full compliance with all applicable  securities laws, including laws, rules
          and  regulations  of  the  Securities  and  Exchange   Commission  and
          applicable  state Blue Sky Laws. With respect  thereto,  the Board may impose such conditions on transfer,  restrictions and limitation as it may deem  necessary and  appropriate  to ensure  compliance  with such applicable securities laws.

     10.  Share  Adjustments.  In the event there is any change in the Company's
          Common  Shares   resulting   from  stock  splits,   stock   dividends,
          combinations  or  exchanges  of  shares,   or  other  similar  capital
          adjustments,  equitable proportionate  adjustments shall automatically be made without further action by the  Administrator  in the number of shares available for award under the Plan.

     11.  Amendment or Termination. The Administrator may terminate this Plan at any  time,  and may  amend  the Plan at any time or from time to time;
          provided,   however,  that  any  amendment  that  would  increase  the aggregate  number  of  shares  that  may be  issued  under  the  Plan, materially increase the benefits accruing to employees under the Plan,
          or  materially   modify  the   requirements   as  to  eligibility  for
          participation  in the Plan  shall be subject  to the  approval  of the
          Board.

     12.  Tax  Withholding.  Any Stock Bonus  awarded  hereunder  shall  provide appropriate  arrangements  for the satisfaction by the Company and the
          Participant of all federal,  state,  local or other income,  excise or employment  taxes or tax  withholding  requirements  applicable to the receipt of Common Shares as determined by the Administrator.

     13.  No Effect on  Employment  Status.  The fact that an employee  has been granted a Stock  Bonus  under this Plan  shall not limit or  otherwise
          qualify  the  right  of  the  Company  to  terminate  the   employee's
          employment at any time.

     14.  Rhode  Island  Law  to  Govern.  This  Plan  shall  be  construed  and administered  in accordance with and governed by the laws of the State of Rhode Island.

     IN WITNESS WHEREOF, the Company has caused this Safety Incentive Plan to be executed by its duly authorized officer as of the 1st day of January, 2004.

                                    PROVIDENCE AND WORCESTER RAILROAD
                                    COMPANY

                                    By     /s/ Mary A Tanona
                                       -------------------------------------------------
                                         Name: Mary A. Tanona
                                         Title: Secretary and General Counsel